UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2006

SEA CONTAINERS LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-7560	98-0038412
(Commission File Number)	(I.R.S. Employer
Identification No.)

22 VICTORIA STREET

P.O. BOX HM 1179

HAMILTON HMEX, BERMUDA

(Address of principal executive offices) Zip Code

441-295-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended simultaneously to satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 3.01.                                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company received a letter from the New York Stock Exchange (“NYSE”) dated July 28, 2006 regarding continued listing requirements applicable to companies with securities listed on the NYSE.  This letter follows an earlier letter from the NYSE dated April 3, 2006 in respect of the Company’s delay in filing its annual report for the year ended December 31, 2005.  In the April 3 letter, the NYSE stated that, as provided in its rules, the NYSE would monitor the Company and the status of its delayed annual report filing and if the filing was not made within six months, then the NYSE may, in its sole discretion, allow the Company’s securities to trade for a further six months.

The July 28 letter noted that the Company is not below any of the applicable quantitative listing standards under NYSE rules, but also identified certain of the qualitative listing standards in the Listed Company Manual that might affect the NYSE determination on the continued listing status of the Company.  Representatives of the Company and the NYSE discussed the July 28 letter by telephone on August 7, 2006.  The NYSE will continue to monitor the Company’s listing status.

ITEM 8.01.	Other Events

On August 11, 2006, the Company issued a news release regarding an update of its financial condition and the operating performance of its Great North Eastern Railway subsidiary. The news release is attached as an Exhibit to this Current Report and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99	News release dated August 11, 2006 regarding an update of the Company’s financial condition and the operating performance of its Great North Eastern Railway subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEA CONTAINERS LTD.

By:	/s/	Edwin S. Hetherington
	Name:	Edwin S. Hetherington
	Title:	Vice President, General
Counsel and Secretary

Date:  August 11, 2006

EXHIBIT INDEX

Exhibit Number	Description

99	News release dated August 11, 2006 regarding an update of the Company’s financial condition and the operating performance of its Great North Eastern Railway subsidiary.